Exhibit 10.3	Non-Recourse Letter of Credit Agreement dated as of October 30, 2009 by Rick Weidinger in favor of Silicon Valley Bank

NON-RECOURSE LETTER OF CREDIT AGREEMENT

This continuing Non-Recourse Letter of Credit Agreement (“Agreement”) is entered into as of October 30, 2009, by Rick Weidinger (“LC Provider”), in favor of Silicon Valley Bank (“Bank”).

Recitals

A.           Bank and Braintech, Inc., a Nevada corporation, Braintech Industrial, Inc., a Delaware corporation, and Braintech Government & Defense, Inc., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”), are entering into (a) a certain Loan and Security Agreement (term loan) dated as of even date herewith (“Term Loan Agreement”) and (b) a certain Loan and Security Agreement (accounts receivable line of credit) dated as of even date herewith (“Working Capital Loan Agreement”) (each as may be amended, restated, or otherwise modified from time to time, collectively, the “Loan Agreements”) pursuant to which Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (collectively, the “Loans”), subject to the terms and conditions set forth therein.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Term Loan Agreement.

B.           In consideration of the agreement of Bank to make the Loans to Borrower under the Loan Agreements, LC Provider is willing to enter into this Agreement.

C.           LC Provider is a stockholder of Borrower and will obtain substantial direct and indirect benefit from the Loans made by Bank to Borrower under the Loan Agreements.

Now, Therefore, to induce Bank to enter into the Loan Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, LC Provider hereby represents, warrants, covenants and agrees as follows:

Section 1. Agreement.

1.1 Agreement.  In consideration of the foregoing, LC Provider has provided an irrevocable Letter of Credit (as defined hereinafter).  Upon the occurrence and during the continuance of an Event of Default under the Term Loan Agreement, Bank may make a draw under the Letter of Credit (as defined hereinafter) and exercise any and all of its rights with respect thereto.  Until this Agreement is terminated pursuant to Section 16, LC Provider agrees that it shall execute such other documents or agreements and take such action as Bank shall reasonably request to effect the purposes of this Agreement.

1.2 Separate Obligations.  LC Provider’s obligations are independent of Borrower’s obligations and separate actions may be brought against LC Provider (whether action is brought against Borrower or whether Borrower is joined in the action).

Section 2. Representations and Warranties.

LC Provider hereby represents and warrants that:

(a) The execution, delivery and performance by LC Provider of this Agreement (i) do not contravene any law or any contractual restriction binding on or affecting LC Provider; (ii) do not require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or any other Person under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which LC Provider is a party or by which LC Provider or any of its property is bound, except such as have been obtained or made; and (iii) do not result in the imposition or creation of any Lien upon any property of LC Provider other than with respect to the underlying Letter of Credit.

(b) LC Provider is legally competent to execute, deliver and perform this Agreement.

(c) This Agreement is a valid and binding obligation of LC Provider.

(d) LC Provider’s obligations hereunder are not subject to any offset or defense against Bank or Borrower of any kind.

(e) LC Provider covenants, warrants, and represents to Bank that all representations and warranties contained in this Agreement shall be true at the time of LC Provider’s execution of this Agreement, and shall continue to be true so long as this Agreement remains in effect.

(f) LC Provider shall maintain an irrevocable letter of credit, issued by SunTrust Bank, with an undrawn amount at all times equal to at least Seven Hundred Fifty Thousand Dollars ($750,000.00), listing Bank as beneficiary, permitting Bank to draw thereon, and otherwise in form and substance acceptable to Bank in its sole discretion (the “Letter of Credit”).  Notwithstanding the foregoing, Bank acknowledges and agrees that the undrawn amount of the Letter of Credit may proportionately decline as the Term Advances are paid off, as long as the undrawn amount of the Letter of Credit continues to represent the same proportionate amount of the Term Advances as it did as of the date of this Agreement (for purposes of this provision, the amount of Term Advances on the date of this Agreement shall be deemed to be Two Million Two Hundred Thousand Dollars ($2,200,000.00)).

Section 3. General Waivers.  LC Provider waives:

(a) Any right to require Bank to (i) proceed against Borrower or any other person; (ii) proceed against or exhaust any security or (iii) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against Borrower or any security it holds (including the right to foreclose by judicial or nonjudicial sale) without affecting LC Provider’s liability hereunder.

(b) Any defenses from disability or other defense of Borrower.

(c) Any setoff, defense or counterclaim against Bank.

(d) Any defense from the absence, impairment or loss of any right of subrogation against Borrower.  Until Borrower’s obligations to Bank have been paid, LC Provider has no right of subrogation against Borrower.

(e) Any right to enforce any remedy that Bank has against Borrower.

(f) Any rights to participate in any security held by Bank.

(g) Any demands for performance, notices of nonperformance or of new or additional indebtedness incurred by Borrower to Bank.  LC Provider is responsible for being and keeping itself informed of Borrower’s financial condition.

(h) The benefit of any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower from any of the Obligations by operation of law or otherwise.

Section 4. Real Property Security Waiver.  LC Provider acknowledges that, to the extent LC Provider has or may have rights of subrogation against Borrower for claims arising out of this Agreement, those rights may be impaired or destroyed if Bank elects to proceed against any real property security of Borrower by non-judicial foreclosure.  That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by LC Provider against its obligations under this Agreement.  LC Provider waives that defense and any others arising from Bank’s election to pursue non-judicial foreclosure.  LC Provider waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and LC Provider agrees that it shall not assert any such defenses or rights.

Section 5. No Waiver; Amendments.  No failure on the part of Bank to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  This Agreement may not be amended or modified except by written agreement between LC Provider and Bank, and no consent or waiver hereunder shall be valid unless in writing and signed by Bank.

Section 6. Compromise and Settlement.  Subject to Section 16, no compromise, settlement, release, renewal, extension, indulgence, change in, waiver or modification of any of the Obligations or the release or discharge of Borrower from the performance of any of the Obligations shall release or discharge LC Provider from this Agreement or the performance of the obligations hereunder.  For the avoidance of doubt, LC Provider shall have no further obligation or liability to Bank under this Agreement or the Letter of Credit once this Agreement is terminated pursuant to Section 16.

Section 7. Notice.  Any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person or sent by facsimile transmission, overnight courier, or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

If to LC Provider:                                    Rick Weidinger
Provider                                                   Braintech, Inc.
  LC/Pledged Account Provider Committee1750 Tysons Boulevard, Suite 350McLean, VA 22102
  Facsimile No.: 703-637-9772

With a copy to:                                       Thomas E. McCabe
                                                                   EVP, General Counsel & Secretary
                                                                                   Braintech, Inc.
                                                                   1750 Tysons Boulevard, Suite 350
                                                                   McLean, VA 22102
                                                                   Fax:           (703) 637-9772

If to Bank:                                                 Silicon Valley Bank
   8020 Towers Crescent Drive, Suite 475
   Vienna, Virginia 22182
   Attn:           Ms. Heather Parker
                                                                                   Fax:           (703) 356-7643

With a copy to:                                       Riemer & Braunstein, LLP
                                                                                   Three Center Plaza
                                                                                   Boston, Massachusetts  02108
                                                                                   Attn:           David A. Ephraim, Esquire
                           Fax:           (617) 880-3456

or at such other address as may be substituted by notice given as herein provided.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile transmission or three (3) Business Days after the same shall have been deposited in the United States mail.  If sent by overnight courier service, the date of delivery shall be deemed to be the next Business Day after deposited with such service.

Section 8. Entire Agreement.  This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between LC Provider and Bank, whether written or oral, respecting the subject matter hereof.

Section 9. Severability.  If any provision of this Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of LC Provider and Bank to the extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible under applicable law.

Section 10. Subordination of Indebtedness.  Issues of subordination are addressed in the Subordination Agreement dated as of even date herewith between LC Provider and Bank, as acknowledged by Borrower.

Section 11. Business Debt.  LC Provider hereby represents and agrees that none of the Obligations and none of LC Provider’s obligations hereunder are consumer debt, or were or shall be incurred by Borrower or LC Provider, respectively, primarily for personal, family or household purposes.  LC Provider further agrees and represents that the Obligations are and shall be incurred by Borrower, and the obligations of LC Provider hereunder are and shall be incurred by LC Provider, for business and commercial purposes only.

Section 12. Assignment; Governing Law.  This Agreement shall be binding upon and inure to the benefit of LC Provider and Bank and their respective successors and assigns, except that LC Provider shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Bank, which may be granted or withheld in Bank’s sole discretion.  Any such purported assignment by LC Provider without Bank’s written consent shall be void.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles thereof regarding conflict of laws.

SECTION 13. JURISDICTION. LC Provider hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or any of the agreements, documents or instruments delivered in connection herewith may be brought in the state and federal courts located in the Commonwealth of Massachusetts as Bank may elect (PROVIDED THAT LC PROVIDER ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COMMONWEALTH OFMASSACHUSETTS), and, by execution and delivery hereof, LC Provider accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by Bank in writing, with respect to any action or proceeding brought by LC Provider against Bank.  Nothing herein shall limit the right of Bank to bring proceedings against LC Provider in the courts of any other jurisdiction.  LC Provider hereby waives, to the full extent permitted by law, any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens.

SECTION 14. WAIVER OF JURY TRIAL.  EACH OF BANK AND LC PROVIDER HEREBY WAIVES, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

SECTION 15. LETTER OF CREDIT.  LC Provider hereby acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default, Bank may make a draw under the Letter of Credit and exercise any and all of its rights and remedies with respect thereto.

Section 16. TERMINATION.  This Agreement shall terminate upon the earlier to occur of (a) both (i) payment in full of all Term Advances and any other amounts due to Bank under the Term Loan Agreement (but specifically excluding any amounts due in connection with the Working Capital Loan Agreement or any other agreement) and (ii) termination of the Term Loan Agreement, or (b) March 2, 2013.

SECTION 17. NON-RECOURSE AGREEMENT.  NOTWITHSTANDING THE FOREGOING, OR ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS EXPRESSLY ACKNOWLEDGED AND AGREED THAT THE LIABILITY OF THE LC PROVIDER HEREUNDER AT ALL TIMES SHALL BE LIMITED TO THE UNDRAWN AMOUNT OF THE LETTER OF CREDIT (AS DEFINED IN SECTION 2).  IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, IF AN EVENT OF DEFAULT SHALL OCCUR AND BE CONTINUING UNDER THE TERM LOAN AGREEMENT, AND/OR THERE IS A DEFAULT OR ANY BREACH OF ANY PROVISION HEREUNDER, BANK'S SOLE RECOURSE AGAINST THE LC PROVIDER SHALL BE ITS ABILITY TO DRAW ON THE LETTER OF CREDIT.

LC PROVIDER

_____________________________

Rick Weidinger